EXHIBIT 23.2







      CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND CONSULTANTS


As independent petroleum consultants, we hereby consent to the incorporation of our reports included in this Form 10-K into Snyder Oil Corporation's
Registration  Statement  Nos.  33-34446,   33-45213,  33-  54809,  33-64219  and
333-09877.




                               NETHERLAND, SEWELL & ASSOCIATES, INC.



                               By:/s/ Frederic D. Sewell
                                  -----------------------------------
                                  Frederic D.  Sewell
                                  President




Dallas, Texas
March 11, 1997